U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported):  April 13, 2011

STAR BUFFET, INC.
(Exact name of registrant as specified in its charter)

0-6054
(Commission File No.)

Delaware (State or other jurisdiction of incorporation or organization)	84-1430786 (IRS Employer Identification No.)

1312 N. Scottsdale Road
Scottsdale, Arizona  85257
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (480) 425-0397

Former name or former address, if changed since last report:  Not Applicable
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;Transfer of Listing

On April 13, 2011, Star Buffet, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the Company had a past due listing fee balance of $27,500.  The letter stated that unless this amount is paid in full, the trading of the Company’s stock will be suspended at the opening of business on April 25, 2011 and that Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission, which will remove the Company’s stock from listing and registration on The Nasdaq Stock Market.  The Company is currently considering the best alternative uses of its available resources and has not yet made a determination with respect to the listing fees.

  If the Company does not bring the delinquency current with Nasdaq before April 25, 2011, the Company’s stock will no longer trade on the Nasdaq market. Nasdaq further stated in its letter that the Company’s securities will not be immediately eligible to trade on the OTC Bulletin Board or the “Pink Sheets”. The securities may become eligible if a market maker makes application to register in and quote the security in accordance with SEC Rule 15c2-11, and such application (a “Form 211”) is cleared. Pursuant to FINRA Marketplace Rules 6530 and 6540, a Form 211 cannot be cleared if the issuer is not current in its filing obligations. Currently, the Company has not filed Form 10-Q for the quarter ending November 1, 2010 or Form 10-K for the year ending January 31, 2011. Only a market maker, not the Company, may file a Form 211.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Star Buffet, Inc.

Date: April 15, 2011	By:	/s/ Robert E. Wheaton
Robert E. Wheaton, Chief Executive Officer,
Chief Financial Officer, President and Chairman